LIONBRIDGE REPORTS Q3 REVENUE OF $107.6 MILLION, GAAP EPS OF $0.04 AND
NON-GAAP EARNINGS OF $0.09

Grows Revenue 8% and Expands GAAP Earnings by $6.2 Million or $0.10 Year-on-Year,
Generates $4.5 Million of Cash Flow from Operations

WALTHAM, Mass. – November 03, 2011 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended September 30, 2011. Financial and business highlights for the third quarter include:

•	Revenue of $107.6 million, an increase of $8.4 million or 8% from the quarter ended September 30, 2010.

•	GAAP net income of $2.4 million, or $0.04 per share based on 59.6 million fully diluted common shares outstanding. This is an increase of $6.2 million, or $0.10 per share, compared to the third quarter of 2010.

•	Non-GAAP earnings of $5.3 million or $0.09 per share. The Company defines non-GAAP earnings as GAAP net income excluding merger, restructuring and related costs, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $4.5 million during the quarter.

•	An ending cash balance of $20.8 million.

•	Lionbridge secured several new client programs during the quarter, including contracts with a leading provider of computing devices, a leading contract research organization, a medical technology company and a leading US retailer.

The Company also announced two updates to its GeoFluent real-time translation technology:

•	An engagement with a large technology provider for translation of user-generated content. Initially the client will use GeoFluent to translate real-time blog and forum content with opportunities for further expansion.

•	A partnership agreement with LivePerson, Inc., to market and promote Lionbridge GeoFluent for LivePerson Chat, a powerful, integrated cloud-based multilingual chat application that gives contact centers and enterprises on-demand, customized translation within their existing LivePerson chat application.

“In the third quarter we continued to demonstrate momentum in a number of important areas. Most significantly, our multi-quarter investments in sales and marketing across end markets are starting to pay off. This is seen by our total 8% year-on-year revenue growth and 12% growth excluding revenue related to a large technology client. As we expand relationships with our established clients and secure new client programs across industry sectors, our proven cost management is allowing us to show solid margin and profit growth,” said Rory Cowan, CEO of Lionbridge. “With this positive revenue and earnings growth in our services businesses and building market demand for our emerging technology solutions, we are well positioned for earnings acceleration in 2012 and beyond.”

The Company provided revenue expectations for the fourth quarter with estimated revenue of $108-$111 million, which would reflect approximately 8-11% year-on-year growth for the quarter.

The Company also provided a preliminary outlook for FY 2012 with expected revenue growth of 5-10% year-on-year and gross margin improvement of approximately 100 basis points year-on-year in constant currency.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is Lionbridge. The conference call will also be available live online or on the financial events page of the investor relations section of the Lionbridge website at http://investors.lionbridge.com

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share, are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings Per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted earnings and adjusted earnings per share are net income and net income per share and has provided a reconciliation of adjusted earnings and adjusted earnings per share to net income (loss) at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, anticipated customer demand for the Company’s solutions, profitability, and expected revenue and earnings growth of Lionbridge in the fourth quarter of 2011, FY 2012 and beyond. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the cost, complexity, timing and speed of development and commercialization activities associated with GeoFluent real-time machine translation technology initiatives and customer and user acceptance of such technologies; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; global economic conditions that may affect the demand for Lionbridge’s services by customers and prospective customers; market acceptance of and customer demand for the Company’s SaaS-based technology offerings; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures;  the success of Lionbridge’s partnership with IBM; risks associated with the financial aspects of the subscription model utilized in connection with the Translation Workspace and GeoFluent; risks associated with conducting business outside of the United States[, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; longer collection cycles and deeper impact of any global economic downturn in particular jurisdictions; risks associated with competition; costs associated with restructuring, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy its translation technologies, including Translation Workspace and GeoFluent; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue..............................................................................	$107,574	$99,221	$320,471	$304,873
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)............................................................	73,662	67,564	224,206	206,152
Sales and marketing............................................................	7,976	8,190	24,955	22,623
General and administrative....................................................	19,438	18,032	56,720	55,522
Research and development....................................................	1,383	1,021	4,297	2,731
Depreciation and amortization................................................	1,615	1,266	4,341	3,571
Amortization of acquisition-related intangible assets.....................	583	1,223	1,749	3,669
Restructuring and other charges..............................................	556	4,026	3,302	5,881

Total operating expenses................................................	105,213	101,322	319,570	300,149

Income (loss) from operations......................................................	2,361	(2,101)	901	4,724
Interest expense:
Interest on outstanding debt...................................................	192	191	526	770
Amortization of deferred financing costs.................................	25	199	75	287
Interest income........................................................................	17	30	49	63
Other (income) expense, net.........................................................	(231)	1,607	650	1,150

Income (loss) before income taxes.................................................	2,392	(4,068)	(301)	2,580
Provision for (benefit from) income taxes........................................	(23)	(295)	1,008	1,318

Net income (loss)..................................................................	$2,415	$(3,773)	$(1,309)	$1,262

Net income (loss) loss per share of common stock:
Basic	$0.04	$(0.07)	$(0.02)	$0.02
Diluted	$0.04	$(0.07)	$(0.02)	$0.02
Weighted average number of common shares outstanding:
Basic	58,012	56,814	57,791	56,606
Diluted	59,585	56,814	57,791	59,240

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents...................................................	$20,797	$28,206
Accounts receivable, net of allowances of $600 at September 30, 2011 and $500 at December 31, 2010........................................	56,738	57,763
Unbilled receivables............................................................	23,343	17,471
Other current assets.............................................................	11,346	9,585

Total current assets.......................................................	112,224	113,025
Property and equipment, net.........................................................	21,637	16,394
Goodwill...............................................................................	9,675	9,675
Other intangible assets, net..........................................................	7,839	9,588
Other assets............................................................................	8,398	8,294
Total assets................................................................	$159,773	$156,976

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable...............................................................	$19,654	$18,185
Accrued compensation and benefits.......................................	19,364	17,080
Other accrued expenses and current liabilities..............................	23,937	25,892
Deferred revenue...............................................................	8,364	11,073
Total current liabilities...................................................	71,319	72,230
Long-term debt.....................................................................	24,700	24,700
Deferred income taxes, long-term.................................................	730	730
Other long-term liabilities..........................................................	15,484	14,142

Total stockholders’ equity.........................................................	47,540	45,174

Total liabilities and stockholders’ equity..............................	$159,773	$156,976

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income (loss)	$2,415	$(3,773)	$(1,309)	$1,262
Amortization of acquisition-related intangible assets.....................	583	1,223	1,749	3,669
Stock-based compensation....................................................	1,736	970	4,215	2,964
Restructuring and other charges..............................................	556	4,026	3,302	5,881

Adjusted earnings.........................................................	$5,290	$2,446	$7,957	$13,776

Fully diluted weighted average number of common shares outstanding	59,585	59,695	59,534	59,240
Adjusted EPS	$0.09	$0.04	$0.13	$0.23

Contact:
Sara Buda
Lionbridge Technologies, Inc.
(781) 434-6190
sara.buda@lionbridge.com